[Interactive Motorsports and Entertainment, Corp. letterhead]

                               Perfect Line, Inc.
                              Procurement Contract


                                       For

                               -------------------

                          Number of Simulators: ______

                                Date: ___________








         Note:  This offer is valid until _____________.

                                   Basic Terms

This Procurement Contract ("Contract") is entered into as of ___________by and between Perfect Line, Inc., an Indiana corporation whose address is 5624 West 73rd Street Indianapolis, IN 46278 Tel: 317.295.3500, Fax: 317.298.8924
("Vendor"), and the Buyer (as identified and defined below), who hereby agree to the following basic contract terms ("Basic Terms") and the attached Standard Terms and Conditions:

Buyer Name:
Buyer Address:
Buyer Phone:
Buyer Fax:
Buyer Contact Person/Title:
Location of Installation Premises:

Deliverables:
4 Race Car Units with race control included:                                 TBD
6 Virtual Race Tracks:                                                      INCL
All Associated Hardware, Software, and Electronics:                         INCL
Price:                                                                       TBD

Packing, Crating, Shipping and Insurance (at cost plus 5%):                  TBD
All Installation Labor, Travel and Associated Expenses:                      TBD

Total Price Including Shipping and Installation:                             TBD


License Fee:  Four (4) percent of net sales, paid monthly.

Delivery Date:  TBD

Payment Terms:
         50%: Due upon signing of final contract:
         50% Upon presentation of Bill of Lading:


Buyer assumes the cost for: Crating, shipping costs, insurance, duties, taxes, permits, withholdings, installation, set-up, testing, and maintenance. Shipping is FOB Atlanta, GA and Charlotte, NC. All prices are in U.S. dollars.

                          Standard Terms and Conditions

The foregoing Basic Terms are subject to the more specific terms set forth below ("Standard Terms"). In the event of any conflict or inconsistency between the Basic Terms and the Standard Terms, the Standard Terms shall govern.

1    Definitions

     1.1 "Race Car" means the frame, shell, controls, motion base, projector, screens and other operating hardware as specified in Exhibit A.

     1.2 "Software" means Vendor's operating software including Vendor's Image Generator, Race Control, and the database(s) and other software as specified in Exhibit A.

     1.3 "Electronics" means the hardware for Race Control, Training Video, Race Summary, safety systems, and SMS Live as specified in Exhibit A.

     1.4 "Race Car System" means the Race Cars, Software, and the Electronics, collectively.

2.   Sale and License of Race Car System

     2.1 Sale. Vendor hereby agrees to sell and license to Buyer, and Buyer hereby agrees to purchase and accept from Vendor, the number of Race Car System Unit(s) ("Unit" or "Units") hereinabove specified, each Unit consisting of the components specified on Schedule "A" attached hereto and incorporated herein by this reference, for the prices listed in "Basic Terms". Subject to full satisfaction by Buyer of its obligations hereunder, Vendor will sell, transfer and convey to Buyer all of Vendor's right, title and interest in and to the hardware components of the Units, and will grant to Buyer a limited, non-exclusive, non-transferable license to utilize on the terms and conditions contained herein, the software and other intellectual property components of the Race Car System for the limited purpose of, and only in conjunction with and as essential for, Buyer's operation of the Units as provided and permitted herein. The Unit(s) may be used only at Buyer's premises hereinabove specified (the "Premises") unless otherwise agreed to in writing and not unreasonably withheld by Vendor. The Right to sell and sub-license is subject to approval by Vendor, not to be unreasonably withheld. Software to be used only in conjunction with the Units as described herein.

     2.2 License. Vendor warrants that they hold the exclusive license with the National Association for Stock Car Racing ("NASCAR") for operator-assisted, location-based entertainment. Vendor also warrants it has license agreements with the race tracks it has modeled and many of the current racing teams that compete in what will be known in 2004 as the Nextel Cup. For the purposes of this agreement those various license agreements are referred to as the "NASCAR Licensees". In compensation for the NASCAR Licensees, Buyer agrees to pay Vendor an amount equal to 4 percent of adjusted gross simulator revenues (gross sales minus sales tax) payable within 10 days of the close of each month.

          Vendor does not have "pass-through" rights to the NASCAR Silicon Motor Speedway name and/or logo ("NASCAR Logo"), or to any third party NASCAR Licensees. Any and all use by Buyer, or any affiliate or representative of Buyer, of the NASCAR logo, including but not limited to sales promotion and advertising of the racing experience, is subject to the approval of Vendor and NASCAR. The same approval policy applies to use of any NASCAR Licensee as defined herein. If Buyer for any reason causes a breach in any of Vendor's NASCAR Licensees and does not cure the breach in a timely manner acceptable to NASCAR Licensee, Buyer agrees that Vendor will have the right to remove all NASCAR Licensee marks from the experience and Vendor will download a generic version of the race software.

     2.3 Additional Pricing Matters. The Units are sold and/or licensed hereunder F.O.B. Vendor's manufacturing facility in Atlanta, GA and/or the actual shipping point utilized by any subcontractors or other third parties who ship Unit components directly to Buyer. Unless otherwise specifically provided herein, the Equipment Purchase Price does not include freight or shipping costs, insurance, duties, taxes, withholdings, installation, set-up, testing or maintenance. If requested by Buyer, Vendor will provide (i) shipping and insurance at Vendor's cost plus five percent (5%), (ii) Vendor's personnel at the Installation Site (as herein defined) to install and performance test the Unit(s) at Vendor's allocated personnel cost plus all of Vendor's travel and lodging costs and expenses.

 3.  Installations and Limitation on Use

     Buyer shall utilize the Units sold and licensed hereunder only for use by the general public as an amusement attraction and only at the Premises unless otherwise agreed to in writing and not unreasonably withheld by Vendor. Except as otherwise provided herein or as otherwise agreed between Vendor and Buyer, Buyer shall be solely responsible for installation, set-up, configuration, operation and maintenance of the Unit(s). Buyer shall not reproduce the software components of the Race Car System in whole or in part, modify, alter, decompile, disassemble or reverse engineer such software, or rent, lease, lend, transfer, sub-license, copy, distribute or assign such software to any party. Without limiting the generality of the foregoing, Buyer specifically acknowledges and agrees that any use of the software or the Unit(s) in contravention of the foregoing will or may violate the terms of certain agreements and understanding between and/or among Vendor and certain third parties, and could subject Vendor to liability therefor, and Buyer further specifically agrees that this provision is for the express benefit of and may be enforced by Vendor or by any such third party as a third party beneficiary hereof.

4.  Buyer's Responsibilities

     See attached Schedule "B".

5.   Architectural Interface

     Vendor will provide site specifications and drawings to Buyer's architects and engineers. Vendor will make a study of the site and confer with Buyer regarding placement of attraction, suitability for install, and facility preparation requirements by Vendor such as power and HVAC. Vendor, in conjunction with Buyer, will then provide a conceptual design plan, and will distribute a detailed project plan and schedule. Any time requested by Buyer for custom designs or drawings will be charged at professional rates.

6.   Installation

     Installation will be completed within two (2) weeks after delivery of the equipment to the site. Vendor's price for installation assumes that it will have unlimited access 24 hours per day to the site during the installation period. Buyer to provide on site technical labor to assist in installation of attraction, including but not limited to erection of environs and screens, installation of motion bases, installation of car bodies, installation of speakers, projectors, monitors, and computers. Any delay caused by anyone other than Vendor, including inspection, will be called to Buyer's attention on a daily basis, and will be billed at Vendor's professional rates.

7.   Confidentiality and Intellectual Property Matters

     7.1 Each of Vendor and Buyer acknowledges that during the course of this Contract it will or may have access to or otherwise be provided with certain proprietary information of the other of the following types and other information of a similar nature (whether or not reduced to writing): patents, patents pending, trade secrets, concepts, designs, personal contractual relationships, technical and business data, projects, courses of dealing, sketches, photographs, plans, drawings, diagrams, manuals, techniques, models, data, specifications, samples, reports, studies, findings, inventions, ideas, documentation, flow charts, research, methods, processes, procedures, formulae, computer systems, algorithms, data, "know-how", marketing techniques and materials, marketing and development plans, actual and potential customer names and lists, and other information related to customers, price lists, pricing policies, methods of conducting and obtaining business, and financial information (collectively "Confidential Information"). Without limiting the generality of the foregoing, Buyer acknowledges and agrees that the software components of the Race Car System and their respective underlying ideas, algorithms, system design, program structure, system logic flow, file structure, video and report formats, coding techniques and routines, concepts, procedures, processes, principles, know-how, and methods of operation are confidential, constitute Confidential Information of Vendor hereunder, and contain or constitute trade secrets within the definition in the Restatement of Torts. Each of Vendor and Buyer agrees not to use, disclose, or distribute any Confidential Information of the other, directly or indirectly, without the prior written consent of the other, except that they shall be authorized to disclose Confidential Information to their respective employees or agents on a need-to-know basis upon obtaining written confidentiality and nondisclosure agreements satisfactory to the other from such employees and agents before such disclosure. Vendor and Buyer further acknowledges that the foregoing obligations shall survive the termination of this Contract, and, to the extent requested by the party from which the information was received, promptly return to the latter party all written material received therefrom.

     7.2 Buyer acknowledges and agrees that except as specifically provided herein nothing in this Contract shall be interpreted as granting to Buyer any ownership or other interest in or to any of the hardware or software components of the Race Car System or in any other Confidential Information of Vendor, including in any related patent, trademark, copyright, trade dress, design concept, or other property right.

8.   Limited Warranty

     Vendor warrants to Buyer and its customers that all Units (i) shall conform to the designs, product specifications and performance criteria mutually agreed by the parties, and (ii) shall be free from defects in title, material or workmanship for a period of one (1) year after the date of installation completion of each Unit; provided, however, that any components or subassemblies that carry a separate and assignable manufacturer's, distributor's or other warranty (each, a "Third-Party Warranty") shall be excluded from the warranty given by Vendor hereunder and shall be covered only by such Third-Party Warranty, any and all of which are hereby assigned by Vendor to Buyer to the extent permissible thereunder; and provided further that Vendor's responsibility under this warranty shall be limited to replacement or repair of the defective products at Vendor's facilities in Indianapolis, Indiana. Vendor will bear the cost of freight to Vendor's repair facility. In no event shall Vendor be liable for consequential damages, including loss of profits or revenues, arising out of the failure of any Unit or component part thereof. The warranty given hereunder does not cover normal wear and tear, or damages resulting from operator abuse. The foregoing limited warranty is in lieu of all other warranties of Vendor and Vendor disclaims all other warranties of the Unit(s), express or implied, including, but not limited to, any implied warranty of merchantability, profitability, fitness or adequacy for any particular purpose or use.

9.   Product Liability

     Vendor agrees to indemnify, defend and hold harmless Buyer and its affiliates, and its and their respective officers, directors, employees and agents, from and against all claims, demands, causes of action, losses, costs and expenses (including without limitation reasonable attorneys' fees) arising out of or incident to any liability, demand, lawsuit, or claim alleging or asserting in whole or in part the negligence or fault of Vendor in the design, testing, development or manufacture of any Unit or parts therefor, or claims, demands, or lawsuits that, with respect to any Unit or any parts thereof, allege product liability, strict product liability, or any variation thereof.

10.  Insurance

     10.1 During the term of this Contract and for so long as Buyer operates the Unit(s), Buyer shall maintain, on an "occurrence" basis (and not on a "claims made" basis), Commercial General Liability Insurance coverage (including coverage for Personal Injury Liability), with combined single limits of (i) $2,000,000 per occurrence, and (ii) $2,000,000 general aggregate, insuring Buyer against any loss resulting from harm to Buyer's guests, customers, invitees, licensees, employees and agents occurring at the Premises and resulting from the use of the Unit(s) or otherwise from or out of any negligent act or omission of Buyer, its officers, directors, agents, or employees.

     10.2 All insurance required under this Section 7 shall be with companies with a BEST Guide rating of B+ VII or better and on forms acceptable to Vendor and shall provide that the coverage thereunder shall be primary and not contributory. Before commencing any services hereunder, Buyer shall furnish Vendor with certificates of insurance showing all coverages required by this Section, providing for at least thirty (30 days' prior written notice of cancellation or modification, and naming Vendor and its affiliates and licensors (including NASCAR and third party NASCAR Licensees) as additional insureds thereunder. Buyer also shall carry such workers' compensation insurance for itself and its concessionaires as may be required by applicable law

11.  Remedies

     11.1 Vendor shall be in default hereunder if Vendor fails, refuses or neglects to perform any of its obligations hereunder or any of the representations or warranties of Vendor herein is untrue. In the event of such default, then Buyer shall give Vendor written notice of the same. If Vendor has not cured its default within ten (10) days after receipt of such notice or if such default by its nature is not, in fact, curable within ten (10) days after receipt of such notice, has not within such ten-day period commenced to cure such default and thereafter diligently pursued such cure to completion, then Buyer shall have the following rights in addition to those allowed by law and elsewhere this Contract:

         (i) The right to postpone or extend the time that Buyer is required to act or commencement of the time that Vendor may begin to exercise Vendor's reserved rights, if any, or any other dates or time periods by a period of time equal to the time that Vendor is in default under this Contract and has not cured the same plus the time reasonably required by Buyer to make preparations necessitated by Vendor's default (such period of time is referred to as the "Suspension Period"). During the Suspension Period, Vendor shall not be relieved of Vendor's obligations under the terms of this Contract.

         (ii)   The right to terminate this Contract.

         (iii) The right to seek appropriate legal and equitable relief, including injunctive relief, damages, the right of set-off and other equitable relief all without the necessity of posting a bond.

     11.2 Buyer shall be in default hereunder if Buyer fails, refuses or neglects to perform any of its obligations hereunder or any of the representations or warranties of Buyer herein is untrue. In the event of such default, then Vendor shall give Buyer written notice of the same. If Vendor has not cured its default within ten (10) days after receipt of such notice or if such default by its nature is not, in fact, curable within ten (10) days after receipt of such notice, has not within such ten-day period commenced to cure such default and thereafter diligently pursued such cure to completion, then Vendor shall have the following rights in addition to those allowed by law and elsewhere this Contract:

         (i) The right to extend the time that Vendor is required to act or commencement of the time that Vendor may begin to exercise Vendor's reserved rights, if any, or any other dates or time periods by a period of time equal to the time that Buyer is in default under this Contract and has not cured the same plus the time reasonably required by Vendor to make preparations necessitated by Buyer's default, and during such period Buyer shall not be relieved of Buyer's obligations under the terms of this Contract.

         (ii)   The right to terminate this Contract.

         (iii) The right to seek appropriate legal and equitable relief, including injunctive relief, damages, the right of set-off and other equitable relief all without the necessity of posting a bond.

     11.3 At any time, Vendor and/or any of its third party licensors have the right to withdraw the NASCAR logo and/or NASCAR Licensees from use by Buyer. In such an event, Buyer agrees to immediately cease any use of the third party licenses, and Vendor agrees to install software that contains generic tracks and race teams, and makes no reference to NASCAR.

12.  Indemnification

     12.1 Buyer shall indemnify, hold harmless and defend Vendor and its officers, directors, employees, shareholders, affiliates, agents, contractors, suppliers, representatives, advisors, NASCAR Licensees, successors and assigns, from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements, and expenses, (including reasonable legal and expert witness fees, costs and related expenses) of every kind and nature, imposed upon, incurred by or asserted against any Vendor Indemnitees arising out of Buyer's ownership or operation of its business, including but not limited to (i) claims related to personal or property or property injuries occurring at the entertainment site or any surrounding areas within Buyer's control, (ii) any unauthorized use of or infringement of any trademark, service mark, trade dress, copyright, patent, process, method or device by Buyer, (iii) alleged defects or deficiencies within Buyer's operations or the use thereof, or any false advertising, fraud or misrepresentation by Buyer, (iv) the unauthorized use of the NASCAR or NASCAR Licensee Marks or Trade Dress or any breach by Buyer of this Agreement, (v) libel or slander against, or invasion of the right of privacy, publicity or property of, or violation or misappropriation of any other right of any third party, (vi) any violation by Buyer or any licensee, visitor, invitee or customer of Buyer (collectively, "Buyer Parties") of any safety law, rule, regulation or recommendation applicable to the Units,
           (vii) the breach of any covenants, representations, and/or warranties of Buyer contained in this Agreement, and/or (viii) the breach of agreements or alleged agreements made or entered into by Buyer to effectuate the terms of this Agreement. Vendor shall give Buyer notice of the making of any claim or the institution of any action hereunder and Vendor may at its sole discretion participate in any action.

     12.2 Vendor shall indemnify, hold harmless and defend Buyer and its officers, directors, employees, agents, contractors, suppliers, representatives, advisors, successors and assigns, and any and all visitors and others permitted access to the Race Car Systems ("Buyer Indemnitees") from any an all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements, and expenses, (including reasonable legal and expert witness fees, costs and related expenses) of every kind and nature, imposed upon, incurred by or asserted against any Buyer's Indemnitees by reason of
           (i) any negligent act, error, or omission of Vendor, its officers, directors, agents, subcontractors, invitees or employees, (ii) any occupational injury or illness sustained by an employee or agent of Vendor in furtherance of Vendor's obligations hereunder, (iii) any failure of Vendor to perform its services hereunder in accordance with the generally accepted standards, and (iv) any other failure of Vendor to comply with the obligations on its part to be performed hereunder.

13.  Operating Standards

     Buyer will use its best efforts to operate Race Car System to the highest professional standards, and will take into consideration any suggestions provided by Vendor.

14.  Safety

     Buyer will follow any reasonable direction given by Vendor that affects the safe operation of the attraction.

15.  General Provisions

     15.1 This Contract constitutes the entire agreement and supersedes all other written or oral agreements between the parties with respect to the subject matter hereof. This Contract and any Exhibit or Schedule attached hereto may be amended only by an agreement in writing of the parties hereto.

     15.2 This Contract shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Indiana, USA.

     15.3 Any and all disputes arising out of or resulting from this Contract shall be submitted to binding, non-appealable arbitration before the American Arbitration Association ("AAA") in the City of Indianapolis, State of Indiana, in accordance with the Rules of Commercial Arbitration of the AAA. All parties to this Contract specifically waive their rights to a court or jury trial. Any and all disputes arising hereunder where the total financial relief sought is Fifty Thousand Dollars ($50,000) or less shall be determined by a single arbitrator, and any and all such disputes where the total financial relief sought exceeds Fifty Thousand Dollars ($50,000) shall be determined by a panel of three (3) arbitrators. The law governing this Contract, including this arbitration provision, shall be the law of the State of California, and any decision made hereunder shall be made in accordance with California law. Any and all disputes regarding the applicability of this arbitration provision must be submitted to the Superior Court in the State of Indiana, and the parties hereto specifically consent to the jurisdiction and venue of said Court.

             In the event that a party submits any matter arising out of or resulting from this Contract to the AAA and advances its portion of the fees to the AAA in accordance with this Contract, but the other party refuses and/or is unwilling to advance its portion of such fees when due, then the party advancing such fees shall be entitled to submit its case before the AAA, but the non-paying party shall not be permitted to appear before the AAA until such time as it has paid its share of such fees. Each party hereby irrevocably agrees that arbitration hereunder can proceed in such party's absence if it is the nonpaying party. In the event that the AAA is not in existence at the time a party desires to commence a proceeding hereunder, then such arbitration shall proceed in accordance with the laws relating to arbitration then in effect in the State of Indiana. No discovery shall be permitted unless authorized by the AAA.

             Notwithstanding anything to the contrary contained herein, either party shall have the right, where appropriate, to seek the provisional relief of a temporary restraining order, preliminary injunction, writ of attachment and/or writ of possession in any court of competent jurisdiction either in the State of Indiana or anywhere else in the world where the party seeking such relief makes a good faith determination that the nature of the breach is such that such immediate relief is required.

             In the event litigation and/or arbitration is utilized to enforce any part of this Contract, then the prevailing party in such litigation and/or arbitration must be awarded all actual attorneys' fees and out-of-pocket costs expended. Attorneys' fees shall mean any and all fees paid to any licensed lawyer. Out-of-pocket costs shall include filing fees, arbitration fees, travel costs, collection costs, subpoena fees, photocopies, fax charges, postage, and any and all other out-of-pocket expenses incurred by the prevailing party. The term "prevailing party" shall be determined by the AAA or, where applicable, any court of competent jurisdiction.

     15.4 No waiver or extension of time for performance of any term, provision or condition of this Contract, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver or extension of any such term, provision or condition of this Contract.

     15.5 Any notice, demand or other communication required or permitted to be given hereunder shall be in writing, may be delivered personally to an officer or designated representative of the party to be served or sent by registered mail or sent by facsimile and if sent by facsimile, notices shall be subsequently confirmed in writing and delivered personally or by registered mail and shall be deemed given when received by the addressee at the addresses given herein.

     15.6 In the event any one or more of the provisions or parts of provisions contained in this Contract or any Exhibit or Schedule annexed hereto shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Contract or the validity or enforceability of such provision or portion thereof in any other jurisdiction, but this Contract, or any Exhibit or Schedule annexed hereto, shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or party shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

     15.7 This Contract may be executed in more than one counterpart, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party hereto.

     15.8 This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Buyer may not assign this Contract or any right hereunder, including any guarantee or warranty, without the prior written consent of Vendor, which consent Vendor may grant or withhold in its sole and absolute discretion.

     15.9 No party to this Contract shall be liable for failure to perform any obligation hereunder when such failure is due to fire, flood, strikes, labor troubles or other industrial disturbances, accidents, war (declared or undeclared), embargoes, blockades, legal restrictions, riots, insurrections, or any cause beyond the reasonable control of the parties.

     15.10 In the event of any dispute or disagreement between the parties as to the meaning or construction of any term or provision of this Contract, this original English version shall govern, notwithstanding any translation by Buyer, for its own convenience, into another language. All dates and/or periods of time specified herein shall be computed with reference to the Gregorian Calendar. The term "Dollars" and the symbol "$" herein shall mean and refer to United States Dollars.

     15.11 The parties hereto agree to execute any and all such further agreements, instruments and documents, and to take any and all such further action, as may be necessary or desirable to carry into effect the purpose and intent of this Contract.

16. Force Majeure

     Except for obligations to make payment, neither party shall be liable to the other for any failure of (or delay in performance of) its obligations hereunder due to any cause or circumstance which is beyond its reasonable control including, but without limiting the generality of the foregoing, any failure or delay caused by strike, lockout, labor shortage, unavailability of personnel, fire, explosion, shipwreck, act of God or the public enemy, war, riot, interference by the military or governmental authorities, or compliance with the laws of the United States or with the laws or orders of any other government authority. In the event such condition shall extend for a continuous period of six months both parties shall meet and agree upon appropriate fair and equitable action to safeguard the respective interests of the parties and to make restitution where reasonable.

17.  Notices

     Notices may be sent by fax, followed up by a hard copy. Notices shall be sent to:

     17.1    Buyer:
             Buyer Address:
             Fax:

     17.2   Vendor:
             Perfect Line, Inc.
             Mr. Bill Donaldson
             Chairman/CEO
             5624 West 73rd Street
             Indianapolis, IN 46278
             Fax: 317.298.8924

18.      Payment Instructions

     Payments to be wire transferred to:
             Perfect Line, Inc.
             Huntington National Bank
             201 N. Illinois St.
             Indianapolis, IN 46204
             Contact: Greg Blausey
             Tele:  317.237.2556
             Fax:  317.237.2545
             Account # 01400677074
             ABA # 044000024

IN WITNESS WHEREOF, the parties have caused this Contract to be duly executed as evidenced by their signature below.

Vendor:       Perfect Line, Inc.,       Buyer:  _____________________,
An Indiana corporation                  a       _____________________
By:           __________________        By:     _____________________
Date:         __________________        Date:   _____________________

                                   Schedule A
                Race Car System Hardware and software Components

Each Race Car System installation shall consist of the following components:

1. A number of Race Cars each consisting of the following hardware:

         A. Scaled vehicle module containing driver's controls and displays
         B. Projection screen, projection system, and associated image generators
         C. Sound system and motion system and associated computers
         D. Networked simulation computer system
         E. Prefabricated environs with safety rails, gates, and projector mounts
         F. Car frames, shells, hydraulic pump, and computer rack

2. An electronics suite consisting of:

         A. Race Control system
         B. Safety electronics
         C. "SMS Live" system where multiple TV-style views are fed to a TV monitor
         D. Pre-show Training Video and monitor
         E. Race Summary, a system that prints post-race results

3. Associated functional software suites including 6 race tracks:

         A. Indianapolis Motor Speedway
         B. Atlanta Motor Speedway
         C. Daytona International Speedway
         D. Lowe's Motor Speedway
         E. Richmond International Raceway
         F. Bristol Motor Speedway

4. Optional Equipment to include:

         A. Track Official cabinet
         B. Race Results cabinet
         C. Grandstand TV with mounts
         D. 2 speakers

                                   Schedule B
                            Buyer's Responsibilities

o Copies of architectural drawings (electronic, if possible) of areas within the facility where attraction is to be installed.
o        Theming designs in consultation with Vendor.
o Building of a themed enclosure to include walls and ceiling to control ambient light may be required.
o Building and fitting out of the general facility, ready for installation by Vendor, including, walls, floors, ceilings, HVAC, uninterrupted power supply for the computers and projectors, conduits for information cables, lighting (themed and working lighting), broadband Internet data line (T1, DSL, cable, or equivalent) as approved by Vendor's engineering department, insurance and indemnity.
o Installation support, including qualified technician to support Vendor's installation team, qualified electricians for all power connections, other specialty site laborer as needed, use of office space, telephones, fax machines, etc. and all site services and tools such as forklifts, ladders, etc.
o        Attendant personnel. For a 4-car attraction, one attendant is required.
o Maintenance personnel. Buyer will act as technician, or will have on staff or hire on a contract basis, a technician(s) competent to service computer-controlled amusement attractions who has been trained directly by Vendor or in the future, by another qualified employee. This technician is responsible for ongoing basic maintenance and quality control.
o Full access for Vendor's personnel to the site at any time during installation, training, maintenance and quality control service trips.
o All taxes, assessments, permits, and fees will be the sole responsibility of the Buyer.
o Within two (2) weeks of signature of agreement, Buyer shall provide Vendor with a copy of any applicable state or local laws, rules or regulations governing the operation or use of Race Car Systems that impose unique restrictions or obligations that would not be imposed by applicable non-statutory standards of reasonable care ("Safety Rules"). Buyer shall further propose to Vendor in writing the changes it believes are necessary to Race Car Systems (if any) so that they conform to the Safety Rules. In the event that any Safety Rule requires modification of the Racing Cars or customization of the Software that increases the expense to Vendor of such item, Buyer shall pay Vendor for such modifications or customizations based on Vendor's standard time and materials rate in effect at that time. Buyer shall remain solely responsible for any failure of the Race Car System to comply with all Safety Rules not provided by Buyer to Vendor.